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                                                                                                        EXHIBIT 11


                               OCCIDENTAL PETROLEUM CORPORATION AND SUBSIDIARIES

                                       COMPUTATION OF EARNINGS PER SHARE
                                      AND FULLY DILUTED EARNINGS PER SHARE
                                (Amounts in thousands, except per-share amounts)


                                                          1994                   1993                  1992
                                                   -------------------    ------------------   -------------------
                                                               Net                    Net                  Net
For the Years Ended December 31,                   Shares     Income      Shares     Income    Shares     Income
- -----------------------------------------------    -------   ---------    -------   --------   -------   ---------
EARNINGS PER COMMON AND COMMON
  EQUIVALENT SHARE
Applicable to common shares:
  Income (loss) from continuing operations                   $(111,256)             $ 35,375             $ 123,096
  Discontinued operations, net                                      --               221,100              (622,169)
  Extraordinary gain (loss), net                                  (176)              (12,328)               (1,728)
  Cumulative effect of changes in accounting
    principles, net                                                 --                    --               (93,313)
                                                             ---------              --------             ---------
      Earnings (loss) applicable to common stock             $(111,432)             $244,147             $(594,114)
                                                             =========              ========             =========

Common shares outstanding at beginning             305,603                303,728              300,063
  of year                                            5,258                  1,130                1,952
Issue of common shares, weighted average
Conversions, weighted average options                   13                     24                    2
  exercised and other                                  (68)                   (30)                  --
Repurchase of common shares
Effect of assumed conversions:
  Dilutive effect of exercise of options                30                     46                   --
    outstanding and other                          -------                -------              -------

  Weighted average common and common
    equivalent share                               310,836                304,898              302,017
                                                   =======                =======              =======
Primary earnings per share:
  Income (loss) from continuing operations                   $    (.36)             $    .12             $     .41
  Discontinued operations, net                                      --                   .72                 (2.06)
  Extraordinary gain (loss), net                                    --                  (.04)                 (.01)
  Cumulative effect of changes in accounting
    principles, net                                                 --                    --                  (.31)
                                                             ---------              --------             ---------
      Earnings (loss) per common and common
        equivalent share                                     $    (.36)             $    .80             $   (1.97)
                                                             =========              ========             =========

FULLY DILUTED EARNINGS PER SHARE
      Earnings (loss) applicable to common stock             $(111,432)             $244,147             $(594,114)
                                                             =========              ========             =========
Common shares outstanding at beginning
  of year                                          305,603                303,728              300,063
Issue of common shares, weighted average             5,258                  1,130                1,952
Conversions, weighted average options
  exercised and other                                   13                     24                    2
Repurchase of common shares                            (68)                   (30)                  --
Effect of assumed conversions:
  Dilutive effect of exercise of options
    outstanding and other                               40                     55                   --
                                                   -------                -------              -------
  Total for computation of fully diluted
    earnings per share                             310,846                304,907              302,017
                                                   =======                =======              =======
Fully diluted earnings per share:
  Income (loss) from continuing operations                   $    (.36)             $    .12             $     .41
  Discontinued operations, net                                      --                   .72                 (2.06)
  Extraordinary gain (loss), net                                    --                  (.04)                 (.01)
  Cumulative effect of changes in accounting
    principles, net                                                 --                    --                  (.31)
                                                             ---------              --------             ---------
      Fully diluted earnings (loss) per share                $    (.36)             $    .80             $   (1.97)
                                                             =========              ========             =========

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